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                                                                    EXHIBIT 23.2



                              CONSENT OF KPMG LLP
                              -------------------



The Board of Directors
Alberto-Culver Company:

We consent to the use of our reports dated October 25, 2000, incorporated herein by reference, with respect to the consolidated financial statements of Alberto-Culver Company and subsidiaries as of September 30, 2000 and 1999 and for each of the years in the three-year period ended September 30, 2000, and the financial statement schedule for the three-year period ended September 30, 2000, and to the reference to our firm under the heading "Experts" in the prospectus.



                                         /s/ KPMG LLP

Chicago, Illinois

March 29, 2001